As filed with the Securities and Exchange Commission on March 4, 2025

Registration No. 33-61887

Registration No. 33-61889

Registration No. 333-48011

Registration No. 333-30934

Registration No. 333-123325

Registration No. 333-179670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-61887

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 33-61889

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-48011

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-30934

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-123325

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-179670

UNDER

THE SECURITIES ACT OF 1933

INSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive

Mount Airy, North Carolina 27030

(Address of principal executive offices, including zip code)

1994 Employee Stock Option Plan of Insteel Industries, Inc. (as amended and restated effective February 1, 2000)

1994 Director Stock Option Plan of Insteel Industries, Inc.

Insteel Industries, Inc. Return on Capital Incentive Compensation Plan

Insteel Industries, Inc. Director Compensation Plan

2005 Equity Incentive Plan of Insteel Industries, Inc. (As Amended)

(Full title of the plans)

H.O. Woltz III

President and Chief Executive Officer

Insteel Industries, Inc.

1373 Boggs Drive

Mount Airy, North Carolina 27030

(336) 786-2141

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher J. Gyves, Esq.

Womble Bond Dickinson (US) LLP

One West Fourth Street

Winston-Salem, North Carolina 27101

(336) 721-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post effective amendments (these “Post-Effective Amendments”) are being filed by Insteel Industries, Inc., a North Carolina corporation (the “Company”), to deregister and terminate all securities registered but unsold or otherwise unissued under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”), each as amended or supplemented to date, as of the date hereof (note that the number of shares listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●

Registration Statement on Form S-8 (No. 33-61887), originally filed with the SEC on August 17, 1995, registering 750,000 shares of common stock, no par value (“Common Stock”), of the Company under the 1994 Employee Stock Option Plan of Insteel Industries, Inc.;

●

Registration Statement on Form S-8 (No. 33-61889), originally filed with the SEC on August 17, 1995, registering 200,000 shares of Common Stock under the 1994 Director Stock Option Plan of Insteel Industries, Inc.;

●

Registration Statement on Form S-8 (No. 333-48011), originally filed with the SEC on March 16, 1998, registering 150,000 shares of Common Stock under the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan and the Insteel Industries, Inc. Director Compensation Plan;

●

Registration Statement on Form S-8 (No. 333-30934), originally filed with the SEC on February 23, 2000, registering 750,000 shares of Common Stock under the 1994 Employee Stock Option Plan of Insteel Industries, Inc., as amended and restated effective February 1, 2000;

●

Registration Statement on Form S-8 (No. 333-123325), originally filed with the SEC on March 15, 2005, registering 885,000 shares of Common Stock under the 2005 Equity Incentive Plan of Insteel Industries, Inc.; and

●

Registration Statement on Form S-8 (No. 333-179670), originally filed with the SEC on February 24, 2012, registering 900,000 shares of Common Stock under the 2005 Equity Incentive Plan of Insteel Industries, Inc., as amended.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities that were registered but unsold or otherwise unissued under each of the Registration Statements as of the date hereof. As of the date hereof, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on March 4, 2025.

INSTEEL INDUSTRIES, INC.

By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.